                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                               September 19, 2000

                          THE GOLDMAN SACHS GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

            Delaware                  No. 001-14965           No. 13-4019460
(State or Other Jurisdiction of     (Commission File           (IRS Employer
         Incorporation)                 Number)             Identification No.)

                 85 Broad Street
                New York, New York                                10004
     (Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code: (212) 902-1000

                                       N/A
________________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

         On September 19, 2000, The Goldman Sachs Group, Inc. reported net earnings of $824 million, or $1.62 per diluted share, for its fiscal third quarter ended August 25, 2000.

                                Business Segments

Global Capital Markets

         Net revenues in Global Capital Markets, which includes Investment
Banking and Trading and Principal Investments, were $3.44 billion, 32% above the third quarter of 1999 and 15% higher than the second quarter of 2000.

         Investment Banking. Investment Banking generated net revenues of $1.32 billion, 15% higher than last year's third quarter and 17% lower than the record second quarter of 2000. Revenue growth was strong in all major regions, compared to the same 1999 period. The firm's investment banking transaction backlog as of
August 25, 2000 remained strong.

         Financial Advisory net revenues increased 9% over the same 1999 period as the firm capitalized on increased mergers and acquisitions activity in the communications, media and entertainment and high technology sectors.

         Net revenues in Underwriting increased 21% compared to the same 1999 period as the firm benefited from increased new issue activity in global equity markets. Net revenue growth was largely driven by strong performances in the communications, media and entertainment and high technology sectors.

         Trading and Principal Investments. Net revenues in Trading and
Principal Investments were $2.12 billion for the quarter, 46% higher than the third quarter of 1999 and 51% higher than the second quarter of 2000, which was adversely affected by negative net revenues in Principal Investments.

         Fixed Income, Currency and Commodities net revenues increased 32%
compared to the third quarter of 1999, primarily due to increased customer flow in fixed income derivatives and improved performances in the Japanese and
European government bond businesses, partially offset by lower net revenues from decreased customer activity in the firm's commodities and high-yield businesses.

         Net revenues in Equities rose 67% over the same 1999 period, primarily resulting from strength in equity derivatives and higher transaction volumes in the firm's U.S. and European shares businesses.

                                       -2-

         Principal Investments net revenues increased 46% over the same 1999 period. Net revenues of $480 million in the third quarter included significant gains, balanced between realized and unrealized, on certain of the firm's merchant banking investments in the high technology and telecommunications sectors.

Asset Management and Securities Services

         Asset Management and Securities Services net revenues were $1.09 billion, 35% above the same prior year period, and 6% lower than the prior quarter.

         Asset Management net revenues increased 48% over last year's third quarter, primarily reflecting a 37% increase in average assets under management as well as favorable changes in the composition of assets managed. Strong net inflows and market appreciation led to the growth in assets under management during the quarter.

         Securities Services net revenues were 20% higher than the same 1999 period, primarily due to increased customer balances in securities lending and margin lending, partially offset by reduced spreads in the fixed income matched book.

         Commissions increased 34% compared to the same period last year, primarily due to higher transaction volumes in global equity markets. Revenues from the increased share of income and gains from the firm's merchant banking funds also contributed to the increase in Commissions.

                                    Expenses

         Operating expenses were $3.15 billion, up 36% from the same period in
1999, primarily reflecting increased compensation and benefits commensurate with higher net revenue levels. The ratio of compensation and benefits to net revenues was 50% for the third quarter of 2000. Non-compensation-related expenses rose 56% compared to the same period in 1999, primarily due to costs associated with global expansion, higher employment levels and increased business activity. Technology expenditures also contributed to the increase in non-compensation-related expenses. The firm's effective tax rate for the third quarter was 40%.

                                     Capital

         As of August 25, 2000, total capital was $41.22 billion, consisting of
$12.69 billion in stockholders' equity and $28.53 billion in long-term debt.
Book value per share was $26.43, based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 480,263,530 at period end. The firm repurchased 102,145 shares of its common stock during the quarter.

                                    Dividend

         The Board of Directors of The Goldman Sachs Group, Inc. declared a dividend of $0.12 per share to be paid on November 20, 2000, to common shareholders of record on October 23, 2000.

                                       -3-

                             Spear, Leeds & Kellogg

         On September 11, 2000, the firm announced an agreement to combine with
Spear, Leeds & Kellogg, L.P. (SLK), a leader in securities clearing and execution, floor-based market making and off-floor market making. The transaction is valued at $6.5 billion, comprised of $4.4 billion of Goldman
Sachs stock (34 million shares) and cash.

         As part of this transaction, the firm is establishing a $900 million retention pool in Goldman Sachs common stock for all SLK employees, which will have varying vesting and delivery provisions. The transaction is expected to close before year-end, and is subject to customary regulatory and other approvals.

              Cautionary Note Regarding Forward-Looking Statements

         Statements in this Current Report on Form 8-K may constitute
"forward-looking statements". These statements are not historical facts but instead represent only the firm's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm's control. It is possible that the firm's actual results and financial position may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and factors that would affect the firm's future results, see our prospectus, dated August 1, 2000 (as filed with the SEC on August 2), under the caption "Risk Factors".

         Forward-looking statements regarding the expected date of completion of the transaction with SLK are subject to the risk that the closing conditions will not be satisfied, including the risk that the necessary regulatory and other approvals will not be obtained.

         Statements about the firm's investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues that we expect to earn from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline in general economic conditions, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Other important factors that could adversely affect our investment banking transactions are contained in our prospectus, dated August 1,
2000, under the caption "Risk Factors".

                                       -4-

                                         The Goldman Sachs Group, Inc. and Subsidiaries
                                                 Business Segment Net Revenues
                                                          (unaudited)
                                                        ($ in millions)

                                     Three Months Ended               Change From            Nine Months Ended     Change From
                            ------------------------------------- ---------------------   ------------------------ -----------
                            August 25,    May 26,     August 27,   May 26,     August 27, August 25,   August 27,  August 27,
                               2000         2000         1999        2000       1999         2000         1999        1999
                            ------------ -----------  ----------- -----------  --------   -----------  ----------- -----------

Global Capital Markets

Financial Advisory                $ 673       $ 712        $ 616          (5)        9%    $ 1,968      $ 1,648          19%
Underwriting                        648         882          534         (27)       21         2,183        1,406          55
                            ------------ -----------  -----------                         -----------  -----------

Investment Banking              $ 1,321     $ 1,594      $ 1,150         (17)       15       $ 4,151      $ 3,054          36
                            ------------ -----------  -----------                         -----------  -----------

FICC                              $ 872       $ 634        $ 661          38        32       $ 2,522      $ 2,448           3
Equities                            763       1,086          458         (30)       67         2,707        1,531          77
Principal Investments               480        (321)         328        N.M.        46           373          543         (31)
                            ------------ -----------  -----------                         -----------  -----------

Trading and Principal
   Investments                  $ 2,115     $ 1,399      $ 1,447          51        46       $ 5,602      $ 4,522          24
                            ------------ -----------  -----------                         -----------  -----------

Total Global Capital
   Markets                      $ 3,436     $ 2,993      $ 2,597          15        32       $ 9,753      $ 7,576          29
                            ------------ -----------  -----------                         -----------  -----------

Asset Management and Securities Services

Asset Management                  $ 327       $ 354        $ 221          (8)       48%      $ 987        $ 637          55%
Securities Services                 234         252          195          (7)       20           724          576          26
Commissions                         530         556          395          (5)       34         1,711        1,083          58
                            ------------ -----------  -----------                         -----------  -----------

Total Asset Management
   and Securities Services      $ 1,091     $ 1,162        $ 811          (6)       35       $ 3,422      $ 2,296          49
                            ------------ -----------  -----------                         -----------  -----------

Total net revenues              $ 4,527     $ 4,155      $ 3,408           9        33      $ 13,175      $ 9,872          33
                            ============ ===========  ===========                         ===========  ===========

                                                            * * *

                                                  Assets Under Supervision
                                                         (unaudited)
                                                       ($ in millions)

                                           As of                      Change From                  As of
                            ------------------------------------- ---------------------   ------------------------
                            August 31,    May 31,     August 31,   May 31,     August 31,  Nov 30,      Nov 30,
                               2000         2000         1999        2000       1999         1999         1998
                            ------------ -----------  ----------- -----------  --------   -----------  -----------

Assets under management        $307,851   $ 276,610     $220,522          11        40%   $258,045    $ 194,821
Other client assets             273,090     235,103      192,034          16        42       227,424      142,018
                            ------------ -----------  -----------                         -----------  -----------

Total assets under
 supervision (1)               $580,941   $ 511,713     $412,556          14        41      $485,469    $ 336,839
                            ============ ===========  ===========                         ===========  ===========

(1) Substantially all assets under supervision are valued as of calendar month end.

                                                            -5-

                                        The Goldman Sachs Group, Inc. and Subsidiaries
                                             Consolidated Statements of Earnings
                                                         (unaudited)

                                                               Three Months Ended                      Nine Months Ended
                                                  ---------------------------------------------  ------------------------------
                                                   August 25,       May 26,       August 27,      August 25,      August 27,
                                                      2000            2000           1999            2000            1999
                                                  -------------- --------------- --------------  --------------  --------------
                                                                     ($ in millions, except per share amounts)

Revenues
Global capital markets
    Investment banking                                  $ 1,316         $ 1,585        $ 1,150         $ 4,131         $ 3,054
    Trading and principal investments                     2,112           1,335          1,423           5,543           4,540
Asset management and securities services                    872             942            629           2,758           1,788
Interest income                                           4,551           4,334          3,238          12,579           9,269
                                                  -------------- --------------- --------------  --------------  --------------
    Total revenues                                        8,851           8,196          6,440          25,011          18,651

Interest expense                                          4,324           4,041          3,032          11,836           8,779
                                                  -------------- --------------- --------------  --------------  --------------
    Revenues, net of interest expense                     4,527           4,155          3,408          13,175           9,872

Operating expenses
Compensation and benefits, excluding employee
     initial public offering awards                       2,263           2,077          1,704           6,587           4,932
Nonrecurring employee initial public offering awards          -               -              -               -           2,257
Amortization of employee initial public offering awards     102             101            115             314             154
Brokerage, clearing and exchange fees                       136             154            108             419             328
Market development                                          126             111             92             343             247
Communications and technology                               111             100             75             304             224
Depreciation and amortization                               119             102             71             322             229
Occupancy                                                   116             101             76             312             221
Professional services and other                             181             151             85             464             297
Charitable contribution                                       -               -              -               -             200
                                                  -------------- --------------- --------------  --------------  --------------
    Total operating expenses                              3,154           2,897          2,326           9,065           9,089

Pre-tax earnings                                          1,373           1,258          1,082           4,110             783
Provision / (benefit) for taxes                             549             503            444           1,644          (1,202)
                                                  -------------- --------------- --------------  --------------  --------------
Net earnings                                              $ 824           $ 755          $ 638         $ 2,466         $ 1,985
                                                  ============== =============== ==============  ==============  ==============

Earnings per share
Basic                                                    $ 1.71          $ 1.56         $ 1.34          $ 5.10          $ 4.18
Diluted                                                    1.62            1.48           1.32            4.85            4.11

Average common shares outstanding
Basic                                               481,252,647     484,380,052    474,694,245     483,403,066     474,698,130
Diluted                                             508,894,645     510,262,727    483,892,677     508,181,472     483,146,111

Employees at period end (1)                              18,666          16,512         14,454

(1)  Excludes employees of Goldman Sachs' property management subsidiaries. Substantially all of the costs of these employees are reimbursed to Goldman Sachs by the real estate investment funds to which these companies provide property management services.

                                                            -6-

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                THE GOLDMAN SACHS GROUP, INC.
                                                         (Registrant)

Date: September 19, 2000                  By:   /s/ Gregory K. Palm
                                                ________________________________
                                                Name:  Gregory K. Palm
                                                Title:  General Counsel